UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2012

Apricus Biosciences, Inc.
(Exact name of registrant as specified in its charter)

Nevada	0-22245	87-0449967
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11975 El Camino Real, Suite 300, San Diego, CA	92130
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (858) 222-8041

 (Former name or former address, if changed, since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 8.01	Other Events

On April 25, 2012, Apricus Biosciences, Inc. (the "Company") announced that as of February 14, 2012, it suspended sales of common stock under the Controlled Equity Offering Agreement, dated as of December 30, 2011, by and between the Company and Ascendiant Capital Markets, LLC and the Company expects the suspension to last at least 120 days thereafter. The suspension of the Controlled Equity Offering Agreement was initially required by the terms of its recent public financing agreements and is also based on the Company’s relatively high cash position resulting from such financing and the expected near term cash flows that are associated with the commercial partnerships recently signed by the Company.

* * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apricus Biosciences, Inc.

	By:	/s/RANDY BERHOLTZ
Name: Randy Berholtz
Title: Executive Vice President, General Counsel and Secretary

Date: April 25, 2012

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